EXHIBIT A

TERNIO, LLC
a Delaware Limited Liability Company
3010 Haven Reserve

Milton, Georgia 30004

210-913-4445

Regulation A+

2021 Subscription Agreement

The securities offered hereby are highly speculative. Investing in units of Ternio, LLC involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the "SEC"), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not "accredited investors" if the aggregate purchase price is more than 10% of the greater of such investors' annual income or net worth. The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials available (collectively, the "Offering Materials") or any prior or subsequent communications from the Company or any of its officers, employees or agents (including "testing the waters" materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Company and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor's own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor's proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

This agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and Ternio, LLC., a Delaware limited liability company (the “Company”), and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of units of its Class B non-voting common units (the “Units”) as described in the Company's Offering Circular dated March 1, 2021 (the “Offering Circular”), a copy of which has been delivered to Subscriber. The Units are also referred to herein as the “Securities”.

ARTICLE I

SUBSCRIPTION

1.01 Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Units set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Units to Subscriber at a purchase price of $4.80 per Unit for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company's right to sell to Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)

Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Units by check made payable to “Ternio, LLC.”, ACH debit transfer, or wire transfer in accordance with the instructions set forth on Appendix A hereto;

(b)

Payment of the Purchase Price shall be paid to and received by Ternio, LLC. from Subscriber.

(c)

This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

(d)

The Company shall have the right to reject this subscription, in whole or in part;

(e)

The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(f)

Upon the payment of Subscriber's Purchase Price to the Company, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Units owned by Subscriber reflected on the books and records of the Company and verified by the company's transfer agent or legal counsel (the "Transfer Agent"), which books and records shall bear a notation that the Units were sold in reliance upon Regulation A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01 Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber's part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02 Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber's representations contained in this Subscription Agreement.

2.03 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

2.04 Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a)

Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b)

The Purchase Price set out in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber's annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.05 Shareholder Information. Within five days after receipt of a request from the Company or Agent, which is acting as an administrative agent for the Company, Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company's shareholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

2.06 Company Information. Subscriber has read the Offering Circular filed with the SEC, including the section titled "Risk Factors." Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber's advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

2.07 Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.

2.08 Domicile. Subscriber maintains Subscriber's domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.09 No Brokerage Fees. There are no claims for brokerage commission, finders' fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

2.10 Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

ARTICLE III

SURVIVAL; INDEMNIFICATION

3.01 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber's qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02 Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03 Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05 Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Company, 3010 Haven Reserve, Milton, Georgia 30004, and to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

TERNIO, LLC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase units of Class B Non-Voting Common Units of Ternio, LLC, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

Section 1 - Purchase Amount

Number of Class B Non-Voting Common Units Purchased: __________________

Total Deemed Purchase Price ($4.80 per unit): ___________________

Section 2 - Subscriber Information

Subscriber Type (√ one):

_______

Individual

_______

Joint

_______

Corporation/Trust/Other

Full Name of Subscriber  (or joint Subscribers or entity, if applicable):

________________________________________________________________

Main Telephone No.: __________________________________

Business No.: ________________________________________

Email Address: _______________________________________

Full Name and Title of Authorized Signatory (if applicable):

________________________________________________________________

Email Address:

________________________________________________________________

Address For Mailing Purposes (street, city, state/province and postal code):

________________________________________________________________

Name of Contact Person (if Subscriber is not an individual):

________________________________________________________________

Section 3 - Registration Instructions

_______

Same as Above

_______

Different than Section 2 (as below)

Name and Account (if applicable):

________________________________ / ______________________________

Email Address/Contact Name:

________________________________ / ______________________________

Address (street, City, State / Province and postal code)

________________________________________________________________

Section 4 - Qualification for Securities Exemption (√ check one and complete applicable Schedule(s))

The Subscriber understands that the Units are being offered on a private placement basis in accordance to applicable exemptions from prospectus requirements under Regulation A+ Tier II under the United States Securities and Exchange Act of 1933, and represents and certifies that it is acquiring the Units and qualifies under one of the following categories of eligible investors under Regulation A+ Tier II as indicated by Subscriber’s initials.

FOR ACCREDITED INVESTORS

_______

Subscriber is an accredited investor (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box below indicating the basis of such accredited investor status (check all that apply):

_____ My net worth (either individually or with my spouse, if any), excluding the value of my personal residence1but including all other investments, property and other assets, is at least $1,000,000;

_____ My individual annual income was at least $200,000 in each of the two most recent years, and I expect such income in the current year.

_____ My annual income, jointly with my spouse, was at least $300,000 in each of the two most recent years, and I expect such income in the current year.

_____ The undersigned is signing for an entity and all of the entity's equity owners meet at least one of the three tests listed above.

_____ The undersigned is signing for an organization not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000;

_____ The undersigned is a revocable trust created by the undersigned for his or her own benefit who meets at least one of the first three tests listed above.

_____ The undersigned is a corporation, partnership, business trust or charitable organization with assets in excess of $5 million that was not formed to acquires Securities offered by the company presenting this questionnaire;

_____ The undersigned is a bank, a savings and loan association, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, an insurance company, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of that Act, a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d)of the Small Business Investment Act of 1958, a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

_____ The undersigned is an employee benefit plan a) either established and maintained by a government entity or governed by the Employee Retirement Income Security act of 1974 (ERISA) and in either case with total assets in excess of $5 million, or b) governed by ERISA and where investment decisions are either made by a bank, savings and loan association, insurance company, or registered investment adviser or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ The undersigned is a trust with assets of at least $5 million, not formed to acquire securities offered by the company presenting this questionnaire, and whose purchases are directed by a sophisticated person who, either alone or with his/her independent purchaser representative, has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of a prospective investment.

FOR NON-ACCREDITED INVESTORS

_____

The amount set forth in paragraph 1 above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income.

Section 5 - Subscriber's Signature and Consent (√ check consent and sign)

By executing this Subscription Agreement, the Subscriber is consenting (on his/her own behalf and, if applicable, on behalf of the beneficial purchaser for whom you are contracting), to the collection, use and disclosure of personal information.

Subscriber Signature:

________________________________________________________________

Joint Subscriber Signature (if applicable)

________________________________________________________________

Witness Signature:

________________________________________________________________

Witness Name:

________________________________________________________________

Section 6 - Acceptance by Ternio, LLC.

This subscription is accepted by:

Ternio, LLC.

By: ______________________________________________________________

Name: Daniel Gouldman

Title: Manager

Effective Acceptance Date: ___________________________________________